UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2009

Signature Exploration and Production Corp.
 (Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	333-382580 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

201 St Charles Avenue, Ste 2500
New Orleans, LA 70170
Phone: (504) 599-5929
Fax: (504) 524-7979
(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

NA
(Former name, former address and former fiscal year, if changed since last report)

Item 1.01.    Entry into a Material Definitive Agreement

Purchase Agreement.  On August 17, 2009, Signature Exploration and Production Corp. (“Company”) entered into a Lease Purchase Agreement with Joel Silver wherein the Company purchased for $5,000 an undivided 5% working interest in Joel Silver’s Nettie Rhodes Lease Prospect located in Young County, Texas.

Purchase Agreement. On August 17, 2009, the Company entered into a Purchase Agreement with Dwain Brannon and Paul Kessler wherein we purchased an Oil and Gas Lease dated as of November 1, 2008 for $36,000.  Dwain Brannon is a minority shareholder of the Company.

As a part of this transaction, the Company entered into two Convertible Promissory Notes (“Notes”) for $18,000 each.   The Notes will accrue interest at the rate of 10% per annum and are due on November 20, 2009.  The note holders may convert any portion of the Notes that are outstanding, whether such portion represents principal or interest, into shares of common stock of the Company at a price equal to the lesser of (i) $0.01 and (ii) 50% of the average of the three (3) lowest trading prices during the twenty (20) trading days preceding the date that the note holder notifies the Company that it elects to effectuate a conversion.  The issuance of the notes constitutes an unregistered sale of equity securities.  The issuance of the shares was exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act since the shares were issued by the Company and did not involve any public offering.  These share recipients are closely related to and well known by the Company.

Consulting Agreement.  On August 20, 2009, the Company entered into a consulting agreement Dwain Brannon.  Mr. Brannon will be assisting and advising the Company oil and gas exploration and production operations.  As such, Mr. Brannon will assist in identifying potential oil and gas prospects.  As consideration, Mr. Brannon will be granted a non-qualified option to purchase up to 4,000,000 shares of Company common stock under the Company’s 2007 Amended Stock Option Plan at an exercise price equal to fifty percent (50%) of the average closing bid price for the three day period prior to notice of exercise. Subject to the Consultant’s acceptance of the agreement, the option will be considered fully earned upon the execution of the agreement.  Mr. Brannon’s option will be subject to the terms and conditions of the Company’s 2007 Amended Stock Option Plan and standard form of stock option agreement, which the Consultant will be required to sign as a condition of receiving the option. Stock optioned by the Mr. Brannon pursuant to this agreement will have been registered in an S-8 registration. The stock underlying the Option will be immediately freely tradeable, without legend, and unencumbered in any manner. Notwithstanding anything to the contrary in this Agreement, the Mr. Brannon will only be allowed to purchase shares upon the exercise of the option or portion thereof to the extent that, at the time of the purchase, the purchase will not result in the Mr. Brannon’s beneficially owning more than 9.9% of the issued and outstanding common shares of the Company.

Item 3.02  Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report regarding the issuance of convertible promissory notes is incorporated by this reference into this Item 3.02.

Item 9.01.    Financial Statements and Exhibits

The following exhibits are filed as part of this current report.

Exhibit 10.1 Lease Purchase Agreement
Exhibit 10.2 Lease Purchase Agreement
Exhibit 10.3 Convertible Note Agreement
Exhibit 10.4 Convertible Note Agreement
Exhibit 10.5 Consulting Agreement

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature Exploration and Production Corp.

Dated: August 21, 2009	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer and Director